As filed with the Commission on April 12, 2006     Commission File No. _________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KINGSTON MINES LTD.
                 (Name of small business issuer in its charter)

        Nevada                         1000                      98-0471111
(State of Jurisdiction)     (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)     Identification No.)


                             106-1990 S.E. Kent Ave.
                      Vancouver, British Columbia  V5P 4X5
                                  604-642-9561
          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                            Carson City, Nevada 89706
                                  775-883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                  CALCULATION OF REGISTRATION FEE
=================================================================================================

Title of Each Class of  Proposed Maximum   Proposed Maximum   Proposed Maximum
      Securities to be  Number of Shares     offering Price          Aggregate          Amount of
            Registered  to be Registered      per Share (1)     offering Price   Registration Fee
          Common Stock         2,500,000  $            0.10   $        250,000   $          26.75

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with
Rule 457(o) under the Securities Act and based upon 2,500,000 shares of common stock to be sold in this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                             PRELIMINARY PROSPECTUS
                              SUBJECT TO COMPLETION
                              DATED APRIL 12, 2006


                               KINGSTON MINES LTD.
                  1,250,000 TO 2,500,000 SHARES OF COMMON STOCK
                             PRICE: $0.10 PER SHARE

This  is  an initial public offering of shares of common stock of Kingston Mines
Ltd. We will be selling a minimum of 1,250,000 and a maximum of 2,500,000 shares of our common stock in this offering at $0.10 per share. Our President will offer and sell the shares on our behalf on a best efforts basis. Until we have sold at least 1,250,000 shares, we will not disburse the funds.

We will deposit all proceeds of this offering into a non-interest bearing escrow account held by Transfer Online, in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds, without interest or deductions to subscribers. This offering will remain open until the earlier of the date that all shares offered are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares. We may decide to cease selling efforts prior to such date.

No broker-dealer is participating in this offering and no sales commission will be paid to any person in connection with this offering. There is no market for our securities. Our common stock is not listed on any national exchange or the NASDAQ Stock Market. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO INVEST UNLESS THEY CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. WE URGE ALL PROSPECTIVE INVESTORS TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


------------------------------------------------------------------------------------
                          PRICE TO PUBLIC   UNDERWRITING DISCOUNTS   PROCEEDS TO THE
                                PER SHARE          AND COMMISSIONS       COMPANY (1)
------------------------------------------------------------------------------------
Per Share                 $          0.10                      Nil   $          0.10

Maximum 2,500,000 shares  $       250,000                      Nil   $       250,000

Minimum 1,250,000 shares  $       125,000                      Nil   $       125,000
====================================================================================

(1) Proceeds to Kingston Mines Ltd. are shown before deducting offering expenses estimated at $25,000 (including legal and accounting fees, and printing costs).

This offering is not available to residents of British Columbia.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is ____________________, 2006.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.............................................................3
Risk Factors...................................................................5
Forward-Looking Statements....................................................10
Use of Proceeds...............................................................10
Determination of Offering Price...............................................11
Dilution......................................................................11
Market For Common Equity and Related Stockholder Matters......................12
Description of Business.......................................................13
Description of Property.......................................................20
Plan of Operation.............................................................20
Legal Proceedings.............................................................22
Directors, Executive Officers, Promoters and Control Persons..................22
Executive Compensation........................................................24
Certain Relationships and Related Transactions................................25
Security Ownership of Certain Beneficial Owners and Management................25
Plan of Distribution..........................................................26
Description of Securities.....................................................29
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities...................................................................30
Interest of Named Experts and Counsel.........................................30
Experts.......................................................................30
Changes in and Disagreements With Accountants on Accounting and Financial
Disclosure....................................................................30
Available Information.........................................................31
Index To Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND PARTICULARLY THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 5.

KINGSTON MINES LTD.

     We were incorporated on June 16, 2005, under the laws of the State of Nevada. From inception through February 28, 2006, our operations have been primarily limited to organizing our company and acquiring our mineral claims. Our principal office is located at 106-1990 Kent Ave., Vancouver, British Columbia V5P 4X5. Telephone: (604) 642-9561. Facsimile: (604) 648-8902.

     We are an exploration stage company that recently acquired our sole mineral property, the Sugarloaf Property. The Sugarloaf Property comprises five mineral claims covering 1,865.43 hectares located on the south and southwest flanks of Sugarloaf Mountain in the Nicola Mining Division in British Columbia, Canada.
We own a 100% undivided mineral interest in the Sugarloaf Property claims, which gives us the exclusive right to any of the mineral deposits situated on the claims. Our business plan is to explore the Sugarloaf Property for commercially exploitable reserves of valuable minerals. The Sugarloaf Property has no proven or probable mineral reserves, and there is no assurance that it contains commercially exploitable reserves of valuable minerals.

     We acquired the Sugarloaf Property from our Vice-President for C$5000, which is the amount he paid to acquire it from an independent third party. We will reimburse Mr. Mills from the proceeds of this offering for the cost to him of acquiring and transferring the Sugarloaf Property.

     We have earned no revenue since inception. From inception through February 28, 2006, we incurred a net loss of $(14,149) and an accumulated shareholder deficit of $(13,511). Further losses are anticipated in the development of our business. We have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to acquire profitable oil and gas interests, generate revenue from our planned business operations, and control exploration cost.

     Neither of our officers or directors has any professional training or technical credentials in the exploration, development, and operation of mines. We therefore intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the property as needed. We have consulted with an independent geologist with respect to undertaking the exploration of the Sugarloaf Property, and he has indicated that if he is available, he is prepared to provide his services. We do not, however, have any verbal or written agreement with a consulting geologist.

     We currently have no employees other than our two officers and directors, each of whom will only be devoting six hours per week, to our operations. We do not intend to hire any employees for the next twelve months.

     We are controlled by Thomas Mills and Lou Hilford, our founders, sole officers and directors, and majority shareholders. If we are able to sell all of the offered shares, they will still own 76% of our voting stock.

     Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. In such a case, we would be unable to complete our business plan and our investors may lose their entire investment.

THE OFFERING




Securities Offered:                                A minimum of 1,250,000 and a maximum of 2,500,000 shares of common stock, par value $0.0001

Offering price:                                    $ 0.10 per share

Offering period:                                   The offering will remain open until the earlier of the date that all shares offered are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares.

Net proceeds to us:                                Minimum:  Approximately $100,000, after estimated expenses of
                                                   25,000 assuming sale of 1,250,000 shares

                                                   Maximum:  Approximately $225,000, after estimated expenses of $25,000 assuming sale of 2,500,000 shares

Use of proceeds:                                   We will use the proceeds to pay for offering expenses, debt repayment, consulting fees, mineral exploration, professional services, claim maintenance and office expenses.

Number of shares outstanding before the offering:  8,000,000

Number of shares outstanding after the offering:   Minimum:  9,250,000 assuming sale of 1,250,000 shares

                                                   Maximum:  10,500,000 assuming sale of 2,500,000 shares

SUMMARY OF SELECTED FINANCIAL DATA

We are an exploration stage company. From the date of our inception on June 16, 2005, to February 28, 2006, we have not generated any revenue or earnings from operations. As of February 28, 2006, our financial data is as follows:

                                                    As at or for the period from
                                                       June 16, 2005 (inception)
                                                            to February 28, 2006
OPERATIONS DATA

Revenue:                                            $                         0
Net Loss:                                           $                    14,149

BALANCE SHEET DATA
Total Assets:                                       $                    12,458
Total Liabilities:                                  $                    25,969
Shareholder Equity (Deficiency):                    $                   (13,511)
Negative Net Tangible Book Value:                   $                   (13,511)
Negative Net Tangible Book Value Per Share:         $                     (0.00)

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THIS OFFERING.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, THEN INVESTORS MAY LOSE ALL OF THEIR INVESTMENT.

     In our most recent audited financial statements as at August 31, 2005, our auditors issued a report with an explanatory paragraph on going concern issue due to our losses, accumulated deficit and the lack of revenue. Since our inception on June 16, 2005, to February 28, 2006, we incurred a net loss of $(14,149) against no revenue. Further, in order to explore our mineral interests, we will be required to raise additional cash through debt or equity financing, and thus are in need of additional capital. Our ability to continue as a going concern is dependent upon obtaining the additional financing. If we go out of business, investors will likely lose all of their investment.

WE HAVE A LIMITED OPERATING HISTORY AND AS A RESULT THERE IS NO ASSURANCE WE CAN OPERATE ON A PROFITABLE BASIS.

     We have a limited operating history and must be considered in the exploration stage. We were incorporated on June 16, 2005, and thus far have been involved primarily in our activities have been limited to organizational matters, acquiring the Sugarloaf Property, obtaining a geology report and the preparation and filing of the registration statement of which this prospectus is a part. We have not earned any revenue.

DUE TO THE SPECULATIVE NATURE OF THE EXPLORATION OF NATURAL RESOURCE PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

     There is no assurance that any of the claims we explore will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure.

DUE TO THE DIFFICULTIES NORMALLY ENCOUNTERED BY NEW MINERAL EXPLORATION COMPANIES, COMPANIES SUCH AS OURS HAVE A HIGH RISK OF BUSINESS FAILURE.

     Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and our investors may lose their entire investment.

IF WE CANNOT COMPETE SUCCESSFULLY FOR FINANCING AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES, OUR EXPLORATION PROGRAM MAY SUFFER.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

SINCE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO PROFITABLY SELL ANY MINERALS THAT WE FIND.

     If we are successful in locating commercially exploitable reserves of valuable minerals, we can provide no assurance that we will be able to sell it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN COMMERCIAL PRODUCTION

     Our mineral claims do not contain any known reserves of valuable minerals. If our exploration programs are successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds in order to place the mineral claim into commercial production. While we do not presently have sufficient information about the claims to estimate the amount required to place the mineral claims into commercial production, there is a risk that we may not be able to obtain whatever financing is required.

SINCE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, ANY FUNDS SPENT ON EXPLORATION WILL PROBABLY BE LOST.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

IF OUR OPERATING EXPENSES INCREASE PRIOR TO EARNING REVENUE WE MAY NEVER ACHIEVE PROFITABILITY

     Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without generating any revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenue from the exploration of our mineral claims, we will require additional financing. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and investors will lose their entire investment.

DUE TO THE DANGERS INHERENT IN MINERAL EXPLORATION, THERE IS A RISK THAT IN CONDUCTING OUR BUSINESS WE MAY INCUR SUCH LIABILITY OR DAMAGES THAT WE ARE UNABLE TO CONTINUE OPERATIONS.

     The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of our shareholders' entire investment.

COMPLIANCE WITH GOVERNMENT REGULATIONS IN THE COURSE OF EXPLORING OUR MINERAL PROPERTY MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM SO THAT WE ARE UNABLE TO COMPLETE THE PROGRAM OR ACHIEVE PROFITABILITY.

     Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

     We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. If we are unable to complete our exploration program or achieve profitability, our investors may lose their entire investment.

     Legal standards imposed by federal, provincial, or local authorities may be changed applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR OFFICERS AND DIRECTORS WILL OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

     Upon selling the minimum number of offered shares our directors and executive officers will collectively own 87% of our outstanding voting stock (76% if the maximum number of offered shares are sold). Accordingly, these stockholders, as a group, will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

SINCE OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE IN MINERAL EXPLORATION AND DO NOT HAVE FORMAL TRAINING SPECIFIC TO OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

     Our executive officers have no experience in mineral exploration and do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our business will likely fail, resulting in our investors losing their entire investment.

SINCE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY WILL ONLY BE DEVOTING SIX HOURS PER WEEK TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

     Our officers have other outside business activities and will only be devoting 15% of their time, or six hours per week, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to our officers. Consequently, our business activities may be periodically interrupted or suspended.

SINCE SUBSTANTIALLY ALL OF OUR ASSETS, DIRECTORS AND OFFICERS ARE NOT LOCATED IN THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

     Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. All of our directors and officers are residents of Canada and neither of them have an agent for service in the United States. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING ANY SHARES PURCHASED THROUGH THIS OFFERING.

     We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

WE ANTICIPATE ISSUING ADDITIONAL SHARES OF COMMON STOCK THAT COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT.

We anticipate that all or at least some of our additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment may be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If this happens, then your investment could seriously decline in value.

WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.

     Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of preferred stock, par value $.0001 per share. The authorized but unissued preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our Board of Directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

SINCE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, INVESTORS MAY NOT BE ABLE TO RESELL ANY SHARES THEY PURCHASE THROUGH THIS OFFERING.

     Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. Consequently, it may difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive.

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMIT THE LIQUIDITY OF OUR COMMON STOCK, WHICH COULD MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES.

     As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for our shareholders to sell their shares of our common stock if a market develops for that common stock.

     Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

- Deliver to the customer, and obtain a written receipt for, a disclosure document;
-    Disclose certain price information about the penny stock;
- Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
- Send monthly statements to customers with market and price information about the penny stock; and
- In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

     Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

                           FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THESE STATEMENTS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION TITLED "RISK FACTORS". AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS. WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

                                 USE OF PROCEEDS

     Our offering is being made on a $125,000 minimum and $250,000 maximum, best efforts, self-underwritten basis. The table below sets forth the use of proceeds if 50% (minimum), 75% and 100% (maximum) of the offering is sold.


------------------------------------------------------------------
                                 MINIMUM          75%      MAXIMUM
                               1,250,000    1,875,000    2,500,000
                                  Shares       Shares       Shares
------------------------------------------------------------------
Gross Proceeds                 $ 125,000    $ 187,500    $ 250,000
offering Expenses                 25,000       25,000       25,000
------------------------------------------------------------------
Net Proceeds                   $ 100,000    $ 162,500    $ 225,000

Debt Repayment                     6,323        6,323        6,323
Consulting Fees                    5,000        5,000        5,000
Prospecting                       13,000       13,000       13,000
Backhoe Trenching                 17,000       17,000       17,000
IP Survey                         34,000       34,000       34,000
Core Drilling                          -       62,500      127,500
Professional services             10,000       10,000       10,000
Claim maintenance                  2,000        2,000        2,000
Office, stationary, telephone      2,677        2,677        2,677
Working Capital                   10,000       10,000        7,500
------------------------------------------------------------------
Total Use of Proceeds          $ 100,000    $ 162,500    $ 225,000
==================================================================

     "Debt Repayment" refers to the reimbursement of costs in the amount of $6,323 incurred by our Vice-President, Thomas Mills, for incorporation, registration fees, and claim acquisition.

     "Consulting Fees" refer to the fees charged by a qualified independent consultant to advise our officers and assist in the supervision and implementation of our exploration operations through independent contractors. We have not implemented our exploration program. We intend to retain Barry J. Price, P. Geo., to undertake the proposed exploration of the Sugarloaf Property given his familiarity with the area. We do not have any verbal or written agreement regarding the retention of Mr. Price for this exploration program, though he has indicated that if he is available, he is prepared to provide his services.

     "IP Survey" means induced polarization surveying, the process of injecting electrical current into the ground, using a generator and transmitter, and measuring the decay of the induced currents when the current is turned off. IP surveying is the tool of choice for locating copper deposits.

     "Core Drilling" refers to the process of drilling holes to a depth of up to 1,000 meters in order to extract a sample of earth. We estimate the cost of drilling will be $127.50 per meter drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we sell all the offered shares, we will drill a total of 1,000 meters, or up to five holes to a depth of 200 meters each. We estimate that it will take up to three months to drill the five holes. If we sell only the minimum number of shares, we will not complete any core drilling until we have secured additional financing.

     "Professional Services" include legal and accounting services, resident agent costs and EDGAR filing agent fees.

     "Claim Maintenance" refers to the amount required by British Columbia mining law to maintain our claims on an annual basis. This amount includes an annual filing fee and a cash payment in lieu of work for our first year of operation.

     Except for the repayment of $6,323 to our Vice-President as described above, no proceeds from this offering will be paid to our officers or directors.


                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.


                                    DILUTION

     On February 28, 2006, we had a negative tangible book value of $(13,511) or $(0.00) per share. Negative tangible book value per share is determined by dividing our total negative tangible book value at February 28, 2006, by the number of shares of common stock outstanding. The offering price of $0.10 per share substantially exceeds the value of our assets after subtracting our liabilities. Therefore, all current shareholders will realize an immediate increase of $0.01 per share in the net tangible book value of their shares held prior to the offering if the minimum is sold, and an increase of $0.02 per share if the maximum is sold. Purchasers of the shares in the offering will realize an immediate dilution of $0.09 per share in the net tangible book value of their shares if the minimum is sold, and an immediate dilution of $0.08 per share if the maximum is sold.

     The following table illustrates the increase to existing shareholders and the dilution to purchasers of the offered shares in their net tangible book value per share, before deducting estimated offering expenses. This table does not take into account any other changes in the net tangible book value of our shares occurring after February 28, 2006.


-----------------------------------------------------------------------------------------------------
                                                                                 MINIMUM      MAXIMUM
-----------------------------------------------------------------------------------------------------
Number of shares sold                                                         1,250,000    2,500,000
Gross proceeds                                                               $  125,000   $  250,000
-----------------------------------------------------------------------------------------------------

Offering price per share                                                     $     0.10   $     0.10
  Net tangible book value per share at February 28, 2006                     $    (0.00)  $    (0.00)
  Increase in net tangible book value per share attributable to the sale of
  1,250,000 (minimum) and 2,500,000 (maximum) shares                         $     0.01   $     0.02
Net tangible book value per share at February 28, 2006,
as adjusted for the sale of shares                                           $     0.01   $     0.02
Dilution per share to new investors in this offering                         $     0.09   $     0.08
=====================================================================================================

     We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the shares purchased in this offering will have no preemptive rights to purchase any shares we issue in the future in connection with any additional equity financing.

     The table below sets forth as of February 28, 2006, the difference between the number of shares purchased and total consideration paid for those shares by existing shareholders, compared to shares purchased by new investors in this offering without taking into account any offering expenses. If the minimum number of shares are sold in this offering, purchasers will contribute 99.7% of our share capital but will collectively own only 13.5% of our issued and outstanding shares. If the maximum number of shares are sold in this offering, purchasers will contribute 99.8% of our share capital but will collectively own only 23.8% of our issued and outstanding shares.


---------------------------------------------------------------------------------------------------------------------
                      TOTAL NUMBER OF SHARES PURCHASED             TOTAL CONSIDERATION AND AVERAGE PER SHARE PRICE
                        MINIMUM              MAXIMUM                   MINIMUM                       MAXIMUM
                             PERCENT              PERCENT     AMOUNT   PERCENT  AVERAGE      AMOUNT  PERCENT  AVERAGE
                   NUMBER        (%)      NUMBER      (%)        ($)       (%)      ($)         ($)      (%)      ($)
---------------------------------------------------------------------------------------------------------------------
Existing
shareholders      8,000,000     86.5   8,000,000     76.2        400       0.3  0.00005         400      0.2  0.00005

New shareholders  1,250,000     13.5   2,500,000     23.8    125,000      99.7     0.10     250,000     99.8     0.10
---------------------------------------------------------------------------------------------------------------------
Total             9,250,000    100.0  10,500,000    100.0    125,400     100.0     0.01     250,400    100.0     0.02
=====================================================================================================================


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

     There is presently no public market for our common stock. We anticipate making an application for quotation of our common stock on the NASD OTC bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We will not be able to obtain a quotation of our securities on the OTC Bulletin Board without a sponsoring market maker and we have not made any such arrangements If we are unable to find a sponsoring market maker then a trading market for our common stock will not develop. Even if we are able to locate a market maker, there is no assurance that our common stock will be accepted for quotation on the OTC Bulletin Board, or if quoted, that a public market will materialize.

     The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

HOLDERS

     There are presently two shareholders of record for the common shares.


                             DESCRIPTION OF BUSINESS

GENERAL

     We were incorporated in the State of Nevada on June 16, 2005. Our office is located at 1990 S.E. Kent Ave., Suite 106, Vancouver, British Columbia,
Canada V5P 4X5. We have no subsidiaries. Our telephone number is (604) 642-9561. Our facsimile number is (604) 648-8207. Our President, Mr. Hilford, provides this office space on a rent-free basis.

     We are an exploration stage company in that we are engaged in the search for mineral deposits that are not in either the development or production stage, with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on our property. We need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

     We have not commenced business operations. To date, our activities have been limited to organizational matters, acquiring the Sugarloaf Property, obtaining a geology report and the preparation and filing of the registration statement of which this prospectus is a part. We have no significant assets.

     By a Transfer of Mineral Disposition dated August 30, 2005, from our Vice-President, Thomas Mills, we acquired a 100% interest in a mineral claim located near the southern boundary of the Town of Merritt in British Columbia, Canada, having a total area of 497.436 hectares (the "Sugarloaf Property"). The initial claim underlying the Sugarloaf Property is registered with the Province of British Columbia under mineral tenure no. 514065 and is presently in good standing. Mr. Mills acquired the Sugarloaf Property from Guy Delorme (an independent third party) for a cash payment of $5,000 CAD, and subsequently transferred the property to us. We will be reimbursing Mr. Mills from the proceeds of this offering for the cost to him of acquiring and transferring the Sugarloaf Property.

    MAP OF THE LOCATION OF THE ORIGINAL SUGARLOAF PROPERTY IN BRITISH COLUMBIA,
                                     CANADA.





                                [GRAPHIC OMITED]






     Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Sugarloaf Property. Once we have completed each phase of exploration, we will make a decision as to whether or not we will proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

     We presently have no known reserves of any type of mineral. We plan to conduct appropriate exploration work on the Sugarloaf Property in order to ascertain whether it possesses commercially exploitable reserves of valuable minerals. There can be no assurance that commercially exploitable reserves of valuable minerals exist on the Sugarloaf Property or that we will discover them, if they exist.

     Even  if  we  complete  our  proposed  exploration program on the Sugarloaf
Property and we are successful in identifying an economic mineral deposit, we will need to spend substantial funds on further drilling and engineering studies before we will know if we have commercially exploitable reserves of valuable minerals.

MINERAL CLAIMS

     The  Sugarloaf  Property  initially  consisted of a single claim comprising
497.436 hectares (British Columbia Mineral Tenure No. 514065), wholly owned by us. At the suggestion of our consulting geologist, we expanded the Sugarloaf Property by staking an additional 1,367.994 hectares contiguous with the initial claim. We hold all of our mineral titles free and clear of any encumbrances or liens.

     The following table sets out all the claims currently composing the Sugarloaf Property.


--------------------------------------------------------------------------------------------------
TENURE                                                     GOOD TO              MINING
NUMBER  CLAIM NAME   OWNER                       MAPSHEET  DATE         STATUS  DIVISION  AREA HA.
--------------------------------------------------------------------------------------------------
514065               Kingston Mines Ltd. (100%)  092I      2006/JUN/07  GOOD    Nicola     497.436
522482  SUGARLOAF 1  Kingston Mines Ltd. (100%)  092I      2006/NOV/21  GOOD    Nicola     331.591
522483  SUGARLOAF 3  Kingston Mines Ltd. (100%)  092I      2006/NOV/21  GOOD    Nicola     414.39
522484  SUGARLOAF 4  Kingston Mines Ltd. (100%)  092I      2006/NOV/21  GOOD    Nicola     414.671
522485  SUGARLOAF 5  Kingston Mines Ltd. (100%)  092I      2006/NOV/21  GOOD    Nicola     207.337
--------------------------------------------------------------------------------------------------
TOTALS  5 TITLES                                                                Hectares  1865.43
                                                                                Acres     4607.6
==================================================================================================

     Our  mineral  titles allow us to explore the claims composing the Sugarloaf
Property subject to the laws and regulations of the Province of British Columbia. Title to mineral claims are issued and administered by the Mineral Titles Branch, Ministry of Energy and Mines, and title must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals that were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

          MAP OF THE EXPANDED SUGARLOAF PROPERTY SHOWING CLAIMS NUMBERS






                                [GRAPHIC OMITED]







HISTORY OF THE CLAIMS

     Numerous exploration work programs expending a total of at least $200,000 to $300,000 have overlapped the Sugarloaf Property over the past 20 years. These programs were undertaken to search for copper deposits comparable to those that had been found by other companies nearby. As yet the work programs have been small and repetitive, generally including prospecting, small magnetometer surveys and little else. Most recently, part of the area was held as the Cube claims, by Guy Delorme for the beneficial owner, Nustar Resources Inc. of Delta, British Columbia. The present claim was sold outright to our Vice-President, Thomas Mills by Guy Delorme. Thomas Mills then sold the claims to us on August 30, 2005. Neither Guy Delorme nor Nustar Resources Inc. have any relationship with Kingston Mines Ltd., its officers or directors.

     The best showing on the property is perhaps the Jan showing on the south side of Hamilton Creek, where a 1980 drillhole intercepted 20 feet averaging 1.13% copper in a mineralized and trenched area. Geochemical and geophysical surveys over parts of the property have investigated other copper and magnetite skarn showings.

     In 1980, a 50 lb. barite boulder was found in Hamilton Creek, which demonstrates potential for volcanogenic massive sulphide (VMS) showings in the area.

LOCATION  AND  ACCESS

     The Sugarloaf Property is located on the south and southwest flanks of Sugarloaf Mountain in the Nicola Mining Division in British Columbia, Canada. It is more particularly located five miles south of the Village of Nicola and four miles east of the Town of Merritt. Access to the area is gained by traveling three miles east of Merritt on Highway 97C and then north on a property access road for 0.6 miles. Ranch roads offer limited property access in several places.

LOCAL  RESOURCES

     The Sugarloaf Property is adjacent to a major BC Highway and within 7 kilometers of the large town of Merritt, which has most supplies and services, including motels, restaurants, grocery stores, lumber yards etc. A large labour pool exists in the area, some of which has mining exploration training or familiarity. In the past, one or more diamond drill operators have had equipment in Merritt. Power lines are present within one or two kilometers of the property.

PHYSIOGRAPHY  AND  VEGETATION

     The Sugarloaf Property is situated within the Interior Plateau of south-central British Columbia, with topography typical of the high rolling uplands of the region. Elevations on the property range from 2000 feet in the southern part of the property adjacent to Hamilton Creek, to 3000 feet. Climate consists of relatively dry and warm summers with cold winters. Snowfall is not excessive, and work could continue from March through November, and possibly later.

     The property lies on the eastern flank of the Cascade Mountains which are a part of the Coast Mountain System, within the Dry Belt of the Interior Plateau. This area is characterized by low to moderate, rounded mountainous terrain. The property covers open and wooded rangeland in low to moderate mountainous terrain about Sugarloaf Mountain whose elevation reaches 1,364 metres (4,474 feet). The property exhibits open rangeland with patches of coniferous and deciduous trees covering plateau or terraced benches. There are also concentrations of tree and shrub cover near creeks or streams.

REGIONAL  GEOLOGY

     The area of the Sugarloaf Property lies within the Intermontane Belt and is part of the Quesnel Terrane. It is primarily underlain by Late Triassic, alkaline to calc-alkaline, predominantly mafic to intermediate but locally felsic, submarine and subaerial volcanic rocks and volcanic-derived sedimentary rocks of the Nicola Group. This arc-volcanic package is intruded by large diorite to granite plutons ranging in age from Triassic-Jurassic to early Tertiary. The largest of these is the Late Triassic to Early Jurassic multi-phase Guichon Creek batholith located in the western part of the area. Clastic and volcanic rocks of Jurassic to Tertiary age unconformably overlie the Nicola Group in local areas.

     The eastern part of the area is dominated by the Nicola horst, a fault bounded uplift which comprises metamorphosed Nicola rocks and highly deformed, sedimentary rocks intruded by Triassic, Jurassic and Paleocene plutons.

Structurally, there are two predominant fault sets in the area; a northwest striking set of probable Mesozoic age, and a north to northeast striking set of mainly extensional faults of Tertiary age.

     The most economically important mineral deposits in the region are the large, calc-alkaline type, porphyry copper-molybdenum-gold-silver deposits hosted by the Guichon Creek Batholith. The area also includes the past producing Craigmont mine, a large copper skarn in Nicola rocks, and coal mines in Tertiary rocks of the Merritt basin. Throughout its length, the Triassic-Jurassic volcanic and intrusive rocks of the Quesnel terrane host important alkaline-porphyry copper-gold deposits such as Afton mine near Kamloops, and numerous small skarn, vein and stockwork-type base and precious metal occurrences. The recent discovery of the Fox zinc-coppergold-silver-barite prospect north of Merritt has prompted prospecting for stratiform volcanogenic deposits, particularly in the western volcanic facies of the Nicola Group.

PROPERTY  GEOLOGY

     The Sugarloaf Mountain area is underlain by Nicola Group Volcanics of the "Western Facies" which includes some limy beds and some rhyolitic units, among more basic varieties. There may be dioritic intrusions of small size on Sugarloaf Mountain, but none are known within the Sugarloaf Property area.

MINERALIZATION

     The area of Merritt, British Columbia, contains numerous mineral occurrences and is in the Intermontane tectonic belt dominated by Quesnellia terrane rocks and numerous faults. The Highland Valley porphyry copper district occupies the western portion of the area (North of Iron Mountain) where copper deposits lie within the Late Triassic Guichon Creek batholith. The batholith intrudes sedimentary and volcanic strata of the Mississippian to Triassic Cache Creek and Upper Triassic Nicola groups and is unconformably overlain by sedimentary and volcanic strata ranging in age from Lower Jurassic to Middle Tertiary.

     The remainder of the Merritt area is predominantly underlain by Nicola Group volcanic, sedimentary and intrusive rocks overlain by extensive Quaternary cover. Numerous copper occurrences are predominant in the Nicola Group.

     The Swakum Mountain area is noted for polymetallic skarn-type mineralization, lead-zinc-silver bearing quartz veins and replacements, and polymetallic-precious metal quartz veins in Nicola Group rocks, with limited past production being recorded. In the Stump Lake area, Nicola Group rocks host numerous polymetallic-precious metal quartz veins which have also received limited past production.

     In the Merritt area, the Merritt Coalfield occurs in Eocene Coldwater Formation sediments. The area is a past producer and hosts an estimated 18 million tonnes of high volatile bituminous B rank coal.

     Skarn-type mineralization is also prevalent where Craigmont Mines milled 34 million tones of copper-iron ore before closing in 1982. Recent exploration is focused on epithermal-style mineralization in Nicola Group volcanics.

     Industrial mineral occurrences of bentonite, gypsum, and limestone have also been identified.

GEOLOGY REPORT

     We retained Mr. Barry J. Price, P.Geo., to complete an initial evaluation of the Sugarloaf Property and to prepare a geological summary report on it. Mr. Price did not visit the property prior to preparing his report, but has worked on numerous similar properties within a radius of six miles of Merritt, British Columbia.

     Mr. Price is an independent Consulting Geologist and Professional Geoscientist, currently registered as a Professional Geoscientist (P. Geo.) in the Province of British Columbia with the Association of Professional Engineers and Geoscientists of BC. He graduated from the University of British Columbia in 1965 with a Bachelors Degree in Science (Honors), in the field of Geology, and received a further Degree of Master of Science in Economic Geology from the same university in 1972. Mr. Price has practiced as a Geologist for the past 40 years in the fields of Mining Exploration, Oil and Gas Exploration, and Geological Consulting.

RECOMMENDED  EXPLORATION  PROGRAM

     Based on his review of data relating to the Sugarloaf Property, Mr. Price concluded that the Sugarloaf Property warrants further exploration, given past showings of copper and magnetite skarn. He recommended a two-phase exploration program to further evaluate the property.

     Phase I would consist initially of prospecting and mapping to locate all past showings, including a GPS survey. Following this, additional work will include rock geochemistry, some soil lines (auger sampling), trenching by backhoe, and induced polarization (IP) surveys. As part of Phase I, Mr. Price also recommended expanding the Sugarloaf Property. On November 21, 2005, we staked four additional claims adjacent to the Sugarloaf Property, increasing the total area of the Sugarloaf Property from 497.436 hectares (1228.7 acres) to 1865 hectares (4607.6 acres).

     Phase II will consist of core sampling by diamond drilling up to five holes to a depth of 200 meters.

     An estimated budget for our exploration program is set out in the following table:

-------------------------------------------------------
PHASE ONE
-------------------------------------------------------
Prospecting, GPS Mapping, data compilation    $  13,000
Claim staking (completed)                     $   2,500
Backhoe Trenching (all inclusive)             $  17,000
IP Survey (all inclusive)                     $  34,000
Contingency:                                  $   6,000
-------------------------------------------------------
TOTAL PHASE I COSTS:                          $  72,500
-------------------------------------------------------

PHASE TWO
-------------------------------------------------------
Diamond Drilling and Core Sampling:
Estimated: 1000 meters
(up to 5 holes x 200 meters each)
(supervision and all costs inclusive)         $ 127,500
-------------------------------------------------------
TOTAL PHASE II COSTS:                         $ 127,500
-------------------------------------------------------

TOTAL PROGRAM COSTS:                          $ 200,000
=======================================================

     The above budget was provided to us by Mr. Price and is contained in his geological report respecting the Sugarloaf Property. Actual project costs may exceed Mr. Price's estimates.

     We have completed the additional claim staking recommended by Mr. Price from cash on hand. Proceeds from the sale of the minimum number of offered shares will be sufficient to complete Phase I of the proposed exploration program, but not Phase II. If we are able to sell all of the offered shares, we will have sufficient capital to fund the completion of Phase II. To the extent that we are unable to sell all of the offered shares, we may be required to seek additional financing in order to complete Phase II. There can be no assurance that we will be successful in securing additional financing. We do not presently have any arrangements in place for any future financing.

MANAGEMENT EXPERIENCE

     Neither of our officers or directors has any professional training or technical credentials in the exploration, development, and operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may therefore suffer irreparable harm.

GEOLOGICAL AND TECHNICAL STAFF

     Since our officers and directors are inexperienced with exploration, we intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the Sugarloaf Property as needed. We intend to retain Barry J. Price to undertake the exploration of the Sugarloaf Property given his familiarity with the area. We do not have any verbal or written agreement regarding the retention of Mr. Price for the exploration program, though he has indicated that if he is available, he is prepared to provide his services.

COMPETITIVE FACTORS

     The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

     We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

     We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

LOCATION CHALLENGES

     We do not expect any major challenges in accessing the Sugarloaf Property during the initial exploration stages.

REGULATIONS

     Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for the location, posting and working of claims, along with the reporting of work performed.

     We must also comply with the British Columbia Mineral Exploration Code, which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

     In order to explore for minerals on our mineral claim we must submit our exploration plan for review. We believe that the plan will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for base minerals on the Sugarloaf Property.

     We will be required to obtain work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land. Due to the backhoe trenching contemplated by Phase I of our exploration program and the drilling involved in Phase II, we will be required to obtain a work permit before commencing these activities. The time required to obtain a work permit is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. The budget for our exploration program includes all associated regulatory compliance costs.

     We will also be required by the Mines Act to bear the cost of reclamation and environmental remediation for all work undertaken that causes sufficient surface disturbance to require reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.

     Phases I and II of our exploration program will involve reclamation and remediation work. Under Phase, we will be required to refill backhoe trenches and restore the land to its pre-exploration state. Under Phase II, we will be required to plug our core holes. All anticipated costs for reclamation and remediation are included in the budget of our exploration program. No other reclamation or remediation work resulting from Phases I or II of the exploration program is anticipated.

     Any exploration or development work that is undertaken beyond completion of Phases I and II of the exploration program will likely entail further reclamation and environmental remediation costs. The total amount of these costs cannot be predicted at this time because we do not know the size, tenor, or quality of any minerals underlying the Sugarloaf Property and cannot predict the extent of any future exploration or development work. If we enter into substantial exploration of the Sugarloaf Property, the cost of complying with permit and regulatory environment laws will be greater than for Phases I and II of our exploration program because the impact on the project area will be greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we decide to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the Phases I or II of the exploration program.

EMPLOYEES

     We currently have no employees other than our two officers and directors, who have not been paid for their services and will not receive compensation from the proceeds of this offering. We do not have any employment agreements with our directors and officers. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.


                             DESCRIPTION OF PROPERTY

     We have a 100% interest in five mineral claims comprising the Sugarloaf Property. This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the Sugarloaf Property.


                                PLAN OF OPERATION

     The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business" and elsewhere in this prospectus. See "Risk Factors" and "Description of Business".

     Our business plan is to proceed with the exploration of the Sugarloaf Property to determine whether there are commercially exploitable reserves of valuable minerals. We intend to proceed with the exploration program recommended by Barry J. Price, P. Geo. Phase I of our exploration program will consist of prospecting and mapping, analyzing rock geochemistry, auger sampling, trenching by backhoe, and induced polarization surveys. Phase II will consist of core sampling by diamond drilling up to five holes to a depth of 200 meters. We anticipate that Phase I will cost approximately $72,500 while Phase II will cost approximately $127,500. To date, we have not commenced exploration on the Sugarloaf Property.

     We expect that Phase I of our exploration program will be concluded by August 31, 2006. During Phase I we will retain a consulting geologist to review all past exploration data relating to the Sugarloaf Property and plot relevant information on a map. This is known as geological mapping. Based on this mapping, the geologist will choose property areas that are most likely to host economic mineralization. He will then conduct a sampling program focusing on these property areas by gathering rock and soil samples from the identified areas that appear to contain mineralization. The samples will be sent to a laboratory for mineral analysis. By the middle of September, 2006 we should receive the results of the sample analysis and be able to determine which property areas, if any, contain significant mineralization.

     As part of Phase I, our consulting geologist will also conduct an induced polarization (IP) survey of the property areas from which the mineralized samples were taken. This involves injecting electrical current into the ground, using a generator and transmitter, and measuring the decay of the induced currents when the current is turned off. IP surveying is the tool of choice for locating copper deposits.

     We plan to commence Phase II of the exploration program in April, 2007. Phase II will take approximately three months to complete and will consist of using heavy equipment to drill up to five holes to a depth of 200 meters. Drilling locations will be determined by analyzing the results of the Phase I sampling program and IP surveys. Cylinders of rock will be removed from the drill holes and sent to a laboratory for mineral analysis. Results will indicate the presence of any minerals below the property surface.

     Should a follow-up exploration program be undertaken, it would likely commence in July, 2007 after reviewing the results of Phase II.

     We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program. Mr. Barry J. Price, the author of the geology report on the Sugarloaf Property, has indicated that he would be prepared to oversee the exploration program, but we have not discussed any terms of such an arrangement.

     Over the next 12 months, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. A further $2,000 will be spent on maintaining our claim with the Province of British Columbia.

     We have budgeted $7,500 to $10,000 for working capital and contingencies over the next 12 months, and $2,677 to cover our office, stationary and telephone expenses.

     The minimum proceeds from the sale of the securities being offering in this prospectus will be sufficient for us to complete Phase I of our exploration program as well as anticipated consulting fees, professional fees and administrative expenses for the next 12 months. To the extent that we are unable to sell all of the offered shares, additional funding will be required to complete Phase II. We will also require additional funding to complete any follow-up exploration work. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

     Our officers will only be devoting approximately six hours per week of their time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months because all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of our officers, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetables to devote more time to our business. They may, however, not be able to devote sufficient time to the management of our business, as and when needed.

     We believe that the only equipment we will need to start exploration on the Sugarloaf Property will be a backhoe. We will lease the backhoe from an equipment rental company or hire an independent contractor who owns a backhoe to the dig the trenches we refer to in this prospectus. We do not have plans to purchase any significant equipment or to hire any employees during the next 12 months.

RESULTS OF OPERATIONS

     We did not earn any revenue from inception on June 16, 2005, to February 28, 2006. We do not anticipate earning revenue until such time as we have entered into commercial production of the Sugarloaf Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the Sugarloaf Property, or that if such resources are discovered that we will commercially produce them.

     We incurred operating expenses in the amount of $14,149 for the period from inception on June 16, 2005 to February 28, 2006. These operating expenses included: (a) mineral property acquisition costs of $4,760; (b) consulting fees of $2,803, (c) audit fees of $4,000, and (d) costs of $1,997 in connection with our corporate organization. We anticipate that our operating expenses will increase significantly once we undertake our exploration program.

LIQUIDITY AND CAPITAL RESOURCES

     Our business is in the early stages of development. We have not earned any revenue and we have not identified any commercially exploitable reserves of valuable minerals on our property. As of February 28, 2006 we had total assets of $12,458 comprised of $ 9.958 in cash and $2,500 in pre-paid expenses.

     Since inception on June 16, 2005, our activities have been financed from the proceeds of share subscriptions and a convertible debenture in the amount $15,000 issued to our Vice-President on August 22, 2005. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option any time up to maturity at a conversion price equal to $0.25 per share. Proceeds from this debenture will be used to pay for the geology report prepared by Mr. Price, professional fees, offering costs and working capital. We will not repay the loan by Mr. Mills from the proceeds of this offering.

     We have sufficient working capital to maintain our present level of operations for the next twelve months. The net proceeds from the sale of the minimum number of shares being offered, together with existing cash, will be sufficient to meet the anticipated cash requirements of our business plan for at least the next 12 months, and will enable us to complete Phase I of our proposed exploration program but not Phase II. If the proceeds from this offering are insufficient to complete Phase II of our exploration program, we expect to raise additional needed capital through the sale of our stock. We have no commitments in place to provide additional capital. In the event financing is required in the future, there can be no assurance that it will be available to us on acceptable terms.


                                LEGAL PROCEEDINGS

     Neither Kingston Mines Ltd., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Kingston Mines Ltd. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

---------------------------------------------------------------------------------------
                                                                  TERM PERIOD SERVED AS
NAME          POSITION                                       AGE  DIRECTOR/OFFICER
---------------------------------------------------------------------------------------
Lou Hilford   CEO, President and a director                   61  2005 to present

Thomas Mills  Vice-President, CFO, Secretary and a director   38  2005 to present
=======================================================================================

     Lou Hilford has served as our President, Chief Executive Officer and a director since June 2005. Since July 2005, he has been Vice-President, Secretary and a director of Thrust Energy Corp., a Nevada corporation in the business of oil and gas exploration in Texas. From 2002 until 2004, Mr. Hilford was a director of Torrent Energy Corp., a Nevada company engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. Since 2000, Hilford has been the President of Loudon Consultants Incorporated, a privately held consulting firm, specializing in government lobbies and community studies on behalf of the entertainment industry.

     Thomas E. Mills has served as our Vice-President, Treasurer, Secretary and a Director since June 2005. Since July 2005, he has been President, Chief Executive Officer, Treasurer and a director of Thrust Energy Corp., a Nevada corporation in the business of oil and gas exploration in Texas. Since 2003, Mr. Mills has also been the President and a director of AMP Productions, Ltd., a Nevada corporation engaged in the production of motion pictures in Vancouver, British Columbia. From 2002 until 2004, Mr. Mills was President and a director of Torrent Energy Corp., a Nevada company engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. From 2000 to 2001, Mr. Mills was in-house counsel for Healthnet International, Inc., a Colorado corporation in the business of providing Internet services to the nutraceutical industry. Previously, Mr. Mills was an associate with McRae, Holmes & King, a firm of Barristers and Solicitors in Vancouver, British Columbia. Mr. Mills received a Bachelor of Arts degree from the University of Waterloo in 1992, and a Bachelor of Laws degree from the University of British Columbia in 1996.

     Messrs. Hilford and Mills are the only "promoters" of our company, as defined by the Securities Exchange Act of 1934.

     We do not anticipate that any conflicts of interest will arise with respect to our directors' concurrent employment with Thrust Energy Corp. or their other business activities. Our directors do not have and will not accept any employment with any enterprise that may conflict with their duties to Kingston Mines Ltd.

     The address for all our officers and directors is 106-1990 S.E. Kent Avenue, Vancouver, British Columbia V5P 4X5.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD

     All proceedings of the board of directors for the year ended August 31, 2005 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

     Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

     A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Lou Hilford, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

     We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert. " as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in
Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

     We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact the we have not generated any positive cash flows from operations to date.

     As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.


                             EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we earn revenue.

     There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

     There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

-----------------------------------------------------------------------------------------------
NAME          POSITION WITH COMPANY                     SHARES     CONSIDERATION   DATE
-----------------------------------------------------------------------------------------------
Lou Hilford   CEO, President, director                  3,000,000  $         150   July 5, 2005

Thomas Mills  Vice-President, CFO, Secretary, director  5,000,000  $         250   July 5, 2005
===============================================================================================

     On August 22, 2005, we issued an unsecured convertible debenture in the amount of $15,000 to Thomas Mills, our Vice-President. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option at a conversion price equal to $0.25 per share. Proceeds from this debenture will be used for professional fees and working capital.

     On August 30, 2005, we purchased our current mineral claims (British Columbia mineral tenure number 514065) from Thomas Mills, our Vice-President. As consideration for this acquisition, we issued to Mr. Mills an unsecured promissory note in the amount of $5,000 in lawful money of Canada, which is equal to the amount that he paid for it. The promissory note does not accrue interest and is due on demand. We have made no payments in satisfaction of the promissory note. We intend to repay the amount owing under the promissory note from the proceeds of this offering. This transaction was evaluated as being fair by our directors reviewing the transaction without third party advice or consultation. No independent third party has evaluated the fairness of this transaction.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 13, 2006 by (i) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and
(iii) all our directors and executive officers as a group.

---------------------------------------------------------------------------
NAME                                                NUMBER OF SHARES     %
---------------------------------------------------------------------------

Lou Hilford                                         3,000,000            37
106-1990 S.E. Kent Ave.
Vancouver, BC  V5P 4X5

Thomas Mills                                        5,060,000(1)         63
500-666 Burrard Street
Vancouver, BC  V6C 2X8
---------------------------------------------------------------------------

Directors and officers as a group (two persons)     8,060,000           100
===========================================================================

(1) Includes 60,000 shares issuable upon exercise of a conversion privilege that can be exercised within 60 days.

     Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

FUTURE SALES BY EXISTING STOCKHOLDERS

     A total of 8,000,000 shares of common stock were issued to Lou Hilford and Thomas Mills, our officers and directors in July 2005. The 8,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 8,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if a trading market for our common stock develops. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

     Because our officers and directors will control us after this offering, regardless of the number of shares sold, our shareholders' will be unable to cause a change in the course of our operations. As such, the value attributable to the right to vote is gone, which could result in a reduction in share value.


                              PLAN OF DISTRIBUTION

     We offer the right to subscribe for up to 2,500,000 shares at the offering price of $0.10 per share. We are offering the shares directly on a best efforts, 1,250,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares.

     Our President, Lou Hilford, plans to distribute prospectuses related to this offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates. Mr. Hilford will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Hilford is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Hilford is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Hilford has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4) (iii) of the Exchange Act.

     Neither of our directors will purchase any of the offered common stock. Neither Mr. Mills nor Mr. Hilford will participate in the offering to satisfy the minimum.

     This offering is not available to residents of the province of British Columbia.

PENNY STOCK REGULATION

     The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

-     bid and offer quotations for the penny stock;

- details of the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

     These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

TERMS OF SALE OF THE SHARES

     We will be selling our shares on a best efforts 1,250,000 share minimum 2,500,000 share maximum basis. Until we have sold at least 1,250,000 shares, we will not accept subscriptions for any shares. Once a subscription is accepted, it is irrevocable and cannot be withdrawn by the subscriber. All proceeds of this offering will be deposited in a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc.

     If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds without interest or deductions to subscribers. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. This offering will remain open until the earlier of the date that all shares offered in this offering are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least 1,250,000 shares. We may cease our selling efforts at any time for any reason whatsoever.

     Any change in the material terms of this offering after the effective date of this Prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following: an extension of the offering period beyond the six months currently contemplated; a change in the offering price; a change in the minimum purchase amount; a change to allow sales to affiliates in order to meet the minimum sales requirement; a change in the minimum amount of proceeds required to release funds from escrow; and, a change in the application of proceeds. If there is a change in the material terms of this offering, any new offering may be made by means of a post-effective amendment.

METHOD OF SUBSCRIBING

     Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

EXPIRATION DATE

     The offering will expire on the earlier of the date that all offered shares are sold and six months after the date of this prospectus. We shall terminate the offering 90 days from the date of this prospectus if we are unable to sell 1,250,000 of the offered shares during that period.

KEY TERMS OF ESCROW AGREEMENT

     We will deposit all proceeds of this offering into a non-interest bearing escrow account operated by our escrow agent, Transfer Online, Inc., in Portland, Oregon. If we are unable to sell at least 1,250,000 shares within 90 days, we will promptly return all funds, without interest or deductions to subscribers. This offering will remain open until the earlier of the date that all shares offered are sold and six months after the date of this prospectus, except that we will have only 90 days to sell at least the first 1,250,000 shares.

     Under the terms of our escrow agreement with Transfer Online, Inc., proceeds from the sale of shares will be deposited into a non-interest bearing account until the minimum offering amount is sold. If the proceeds are insufficient to meet the 1,250,000 share minimum requirement, proceeds will be promptly returned directly to investors by the escrow agent, without interest and without any deduction for expenses including escrow agent fees.

     The escrowed proceeds will not be subject to claims by our creditors, affiliates, associates, or underwriters until the proceeds have been released to us under the terms of the escrow agreement.

     The regulatory administrator of any jurisdiction in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

                            DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per share.

COMMON STOCK

     As of the date of this prospectus, there were 8,000,000 shares of our common stock issued and outstanding that are held by two stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. At all meetings of shareholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

     Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.
In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

     Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

     We have authorized 50,000,000 shares of preferred stock at a par value of $0.0001 per share. We have no shares of preferred stock outstanding as of the date of this prospectus.

DIVIDEND POLICY

     We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

     We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

     We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

     We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except as follows:

On August 22, 2005, we issued an unsecured convertible debenture in the amount of $15,000 to Thomas Mills, our Vice-President. The convertible debenture does not accrue interest and is due and payable on December 31, 2007. The convertible debenture may be converted at any time by the holder into our common stock at the holder's option at a conversion price equal to $0.25 per share.

NEVADA ANTI-TAKEOVER LAWS

     The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters' rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

TRANSFER AGENT

     Our transfer agent and registrar is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204. Telephone: (503)227-2950.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


                                     EXPERTS

     Our consolidated financial statements as of August 31, 2005 appearing in this Prospectus and Registration Statement have been audited by Vellmer & Chang, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     In September 2005, we engaged the services of Vellmer and Chang, Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from June 16, 2005 (inception) to August 31, 2005. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file periodic reports, proxy statements, and other information with the SEC. Anyone may inspect or copy these materials at the Public Reference Room at the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. For a fee, copies of these materials can be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Our filings are also available to the public on the SEC's website on the Internet at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information about us and the shares of common stock offered by this prospectus, please refer to the Registration Statement and its exhibits. Anyone may obtain a copy of the Registration Statement through the public reference facilities of the SEC described above. A copy of the Registration Statement can also be accessed by means of the SEC's website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               KINGSTON MINES LTD.
                         (AN EXPLORATION STAGE COMPANY)

                                                                           Pages

FINANCIAL STATEMENTS FOR THE SIX MONTH PERIOD
ENDED FEBRUARY 28, 2006 (UNAUDITED)

Balance Sheets                                                               F-2
Statements of Stockholders' Equity (Deficiency)                              F-3
Statements of Operations                                                     F-4
Statements of Cash Flows                                                     F-5
Notes to Financial Statements                                      F-6 thru F-10


FINANCIAL STATEMENTS FOR THE PERIOD ENDED AUGUST 31, 2005

Report of Independent Registered Public Accounting Firm                     F-11
Balance Sheet                                                               F-12
Statement of Stockholders' Equity (Deficiency)                              F-13
Statement of Operations                                                     F-14
Statement of Cash Flows                                                     F-15
Notes to Financial Statements                                     F-16 thru F-20



KINGSTON MINES LTD.
(An exploration stage company)

Balance Sheets
February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------

                                                                  February 28   August 31
                                                                         2006        2005
------------------------------------------------------------------------------------------
                                                                                 (Audited)

ASSETS

CURRENT ASSETS
Cash                                                              $     9,958   $  15,394
Pre-paid expenses                                                       2,500           -
------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                              $    12,458   $  15,394
------------------------------------------------------------------------------------------

TOTAL ASSETS                                                      $    12,458   $  15,394
==========================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Promissory note - Related Party                                         4,297       4,297
Accounts payable and accrued liabilities                                6,672       1,997
------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                              10,969       6,294

CONVERTIBLE DEBENTURE - RELATED PARTY                                  15,000      15,000
------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                      25,969      21,294
------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
50,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  Nil
100,000,000 common shares with a par value of $0.0001 per share
Issued and outstanding:  8,000,000 common shares                          400         400

ADDITIONAL PAID-IN CAPITAL                                                238          13

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                    (14,149)     (6,313)
------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                               (13,511)     (5,900)
------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $    12,458   $  15,394
==========================================================================================

The accompanying notes are an integral part of these financial statements



KINGSTON MINES LTD.
(An exploration stage company)

Statements of Stockholders' Equity (Deficiency)
For the period from June 16, 2005 (inception) to February 28, 2006
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Deficit
                                                                                                    accumulated           Total
                                                                                       Additional        during   stockholders'
                                                Preferred Stock      Common Stock         paid-in   exploration          equity
                                                Shares   Amount   Shares      Amount      capital         stage    (deficiency)
--------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     July 5, 2005 ($0.00005 per share)               -   $    -   8,000,000   $  400   $        -   $         -   $         400

Imputed interest from a shareholder                  -        -           -        -           13             -              13

Loss and comprehensive loss for the period           -        -           -        -            -        (6,313)         (6,313)
--------------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                             -        -   8,000,000   $  400   $       13   $    (6,313)  $      (5,900)
--------------------------------------------------------------------------------------------------------------------------------

Imputed interest from a shareholder                  -        -           -        -          225             -             225

Loss and comprehensive loss for the period           -        -           -        -            -        (7,836)         (7,836)
--------------------------------------------------------------------------------------------------------------------------------

Balance, February 28, 2006                           -   $    -   8,000,000   $  400   $      238   $   (14,149)  $     (13,511)
================================================================================================================================

The accompanying notes are an integral part of these financial statements



KINGSTON MINES LTD.
(A exploration stage company)

Statements of Operations
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------

                                                        Cumulative from
                                                          June 16 2005,
                                                         (inception) to    Three months ended    Six months ended
                                                      February 28, 2006     February 28, 2006   February 28, 2006
------------------------------------------------------------------------------------------------------------------

EXPENSES
Accounting and audit                                  $           4,000    $                -   $           4,000
Bank charges                                                         34                     6                  28
Filing fees                                                       1,997                     -                   -
Interest                                                            238                   113                 225
Consulting fees                                                   2,803                     -               2,803
Office expenses                                                     212                     -                 212
Foreign exchange (gain) loss                                        105                   105                 105
Resource property acquisition costs                               4,760                     -                 463
------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                            (14,149)                 (224)            (7,8361)

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD        $         (14,149)   $             (224)  $          (7,836)
------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                           $            (0.00)  $           (0.00)
==================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                                 8,000,000           8,000,000
==================================================================================================================

The accompanying notes are an integral part of these financial statements



KINGSTON MINES LTD.
(An exploration stage company)

Statements of Cash Flows
(Unaudited - Prepared by Management)
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------------------------

                                                               Cumulative from
                                                                 June 16 2005,
                                                                (inception) to    Six months ended
                                                             February 28, 2006   February 28, 2006
--------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                                   $          (14,149)  $          (7,836)

Adjustments to reconcile net (loss) to net cash
provided by (used in) operating activities:
- imputed interest                                                         238                 225
Changes in operating assets and liabilities
- (increase) in pre-paid expenses                                       (2,500)             (2,500)
- accounts payable and accrued liabilities - Related Party               6,672               4,675
--------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                   (9,739)             (5,436)
--------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Increase in promissory note - Related Party                              4,297                   -
Proceeds from convertible debenture - Related Party                     15,000                   -
Proceeds from issuance of common stock                                     400                   -
--------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               19,697                   -
--------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                    9,958              (5,436)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               -              15,394
--------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                    $            9,958   $           9,958
==================================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Kingston Mines Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 16, 2005. The Company's fiscal year end is August 31.

     The Company has been in the exploration stage since its formation and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. In 2005, the Company acquired a mineral interest in a property located near the southern boundary of the Town of Merritt in British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable.

     These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $14,149 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its mineral properties. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

     The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original
maturities of three months or less to be cash equivalents.   As at February 28,
2006, there were no cash equivalents.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk

     The Company places its cash and cash equivalents with high credit, quality financial institutions. As of February 28, 2006, the Company had no balance in a bank beyond insured limits.

Foreign Currency Transactions

     The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

     At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair Value of Financial Instruments

     The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts payable and accrued liabilities, promissory note and convertible debenture. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral Property Payments and Exploration Costs

     The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

Long-lived assets impairment

Long-term assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets retirement obligations

The Company has adopted SFAS No 143, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at February 28, 2006, the Company does not have any asset retirement obligations.

Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based Compensation

     The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

     The Company did not grant any stock options during the period ended February 28, 2006.

Comprehensive Income

     The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended February 28, 2006.

Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions," is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption will have no impact on the financial statements of the Company.

     In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

NOTE 3 - MINERAL PROPERTY INTEREST

     On August 30, 2005, the Company acquired a 100% interest in a mineral claim from its principal shareholder and a director of the Company, known as the "Sugarloaf Property" located near the southern boundary of the Town of Merritt in British Columbia, Canada, for consideration of $4,297 being the cost to the principal shareholder, by issuance of a promissory note. The Company expensed the entire amount.

     On November 21, 2005, the Company acquired a 100% interest in four mineral claims that are contiguous with the Company's other mineral claim and are located near the southern boundary of the Town of Merritt in British Columbia, Canada. The total cost of acquisition of these claims was $463, and was paid by a principal shareholder on behalf of the Company, which amount remains owing by the Company to the principal shareholder. The Company expensed the entire amount.

NOTE 4 - PROMISSORY NOTE

     On August 30, 2005, the Company issued a promissory note to its principal shareholder and a director in the amount of $4,297 for the purchase of the mineral property (See Note 3). The promissory note is unsecured, non-interest bearing and due on demand.

NOTE 5 - CONVERTIBLE DEBENTURE

     On August 22, 2005, the Company issued a convertible debenture to its principal shareholder and a director in the amount of $15,000. The convertible debenture is unsecured, non-interest bearing, due December 31, 2007 and convertible at the option of the holder at a price of $0.25 per share at any time. The Company charged imputed interest at 3.0% per annum and recorded a total of $113 and $225 to the additional paid-in capital for the three and six month periods, respectively, ended February 28, 2006.

     The Company did not incur beneficial conversion charges because the conversion price is greater than the fair value of the equity of the Company.

NOTE 6 - PREFERRED AND COMMON STOCK

     The Company has 50,000,000 shares of preferred stock authorized and none issued.

     The Company has 100,000,000 shares of common stock authorized, of which 8,000,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

     On November 30, 2005, the Company effected a 2 for 1 forward split of its issued and outstanding shares of common stock. The financial statements of the Company have been restated to reflect the 2 for 1 forward split.

NOTE 7 - RELATED PARTY TRANSACTIONS

(a) Accounts payable of $2,672 is due to a company controlled by a director of the Company for the expenses paid on behalf of the Company.

(b)     See Note 3, 4 and 5.

NOTE 8 - SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada

VELLMER & CHANG
CHARTERED ACCOUNTANTS
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3773
                                                              Fax:  604-687-3778



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS  OF

KINGSTON  MINES  LTD.
(An exploration stage company)

We have audited the accompanying balance sheet of Kingston Mines Ltd. (an exploration stage company) as at August 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the period from June 16, 2005 (date of inception) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2005 and the results of its operations and its cash flows for the period from June 16, 2005 (date of inception) to August 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




VANCOUVER,  CANADA                                         "VELLMER  &  CHANG"
MARCH  20,  2006                                          CHARTERED  ACCOUNTANTS



KINGSTON MINES LTD.
(An Exploration Stage Company)

BALANCE SHEET
AUGUST 31, 2005
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------
                                                                      2005
---------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash                                                              $ 15,394
---------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                15,394
---------------------------------------------------------------------------

TOTAL ASSETS                                                      $ 15,394
===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities - Related Party          $  1,997

Promissory note - Related Party                                      4,297
---------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                            6,294

CONVERTIBLE DEBENTURE - Related Party                               15,000
---------------------------------------------------------------------------

TOTAL LIABILITIES                                                   21,294
---------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
50,000,000 preferred shares at a par value of $0.0001 per share
Issued and outstanding:  Nil
100,000,000 common shares with a par value of $0.0001 per share
Issued and outstanding:  8,000,000 common shares                       400

ADDITIONAL PAID-IN CAPITAL                                              13

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                  (6,313)
---------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                             (5,900)
---------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $ 15,394
===========================================================================

The accompanying notes are an integral part of these financial statements


KINGSTON MINES LTD.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
FOR THE PERIOD FROM JUNE 16, 2005 (INCEPTION) TO AUGUST 31, 2005
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                          accumulated           Total
                                                                                               during   stockholders'
                                     Preferred Stock    Common Stock          Additional  exploration          equity
                                     Shares  Amount   Shares     Amount  paid-in capital        stage    (deficiency)
---------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
July 5, 2005, $0.00005 per share          -  $    -   8,000,000  $  400  $             -  $         -   $         400

Imputed interest from a shareholder       -       -           -       -               13            -              13

Net loss for the period                   -       -           -       -                -       (6,313)         (6,313)
---------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                  -  $    -   8,000,000  $  400  $            13  $    (6,313)  $      (5,900)
======================================================================================================================

The accompanying notes are an integral part of these financial statements


KINGSTON MINES LTD.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------

                                                         June 16, 2005
                                                        (inception) to
                                                       August 31, 2005
----------------------------------------------------------------------

EXPENSES
Bank charges                                          $              6
Interest                                                            13
Filing fees                                                      1,997
Resource property costs                                          4,297
----------------------------------------------------------------------

OPERATING LOSS                                                  (6,313)
----------------------------------------------------------------------

NET LOSS FOR THE PERIOD                               $         (6,313)
=======================================================================

BASIC AND DILUTED LOSS PER SHARE                      $          (0.00)
=======================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                          6,000,000
=======================================================================

The accompanying notes are an integral part of these financial statements




KINGSTON MINES LTD.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------------

                                                                          June 16, 2005
                                                                         (inception) to
                                                                        August 31, 2005
----------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                                              $         (6,313)

Adjustments to reconcile net (loss) to net cash provided by (used in)
operating activities:
- imputed interest                                                                   13
Changes in current liabilities:
- accounts payable and accrued liabilities - Related Party                        1,997
----------------------------------------------------------------------------------------

NET CASH FROM (USED IN) OPERATING ACTIVITIES                                     (4,303)
----------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Increase in promissory note - Related Party                                       4,297
Proceeds from convertible debenture - Related Party                              15,000
Proceeds from issuance of common stock                                              400
----------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                        19,697
----------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                            15,394

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                        -
----------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                               $         15,394
========================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Kingston Mines Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 16, 2005. The Company's fiscal year end is August 31.

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. In 2005, the Company acquired a mineral interest in a property located near the southern boundary of the Town of Merritt in British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable.

     These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $6,313 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its mineral properties. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

     On November 30, 2005, the board of directors approved a 2 for 1 forward stock split of our issued and outstanding shares of common stock. These Financial Statements of Kingston Mines Ltd. have been restated to reflect the 2 for 1 forward stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

     The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original
maturities of three months or less to be cash equivalents.   As at August 31,
2005, there were no cash equivalents.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk

     The Company places its cash and cash equivalents with high credit quality financial institutions. As of August 31, 2005, the Company had no balance in a bank beyond insured limits.

Foreign Currency Transactions

     The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

     At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair Value of Financial Instruments

     The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts payable and accrued
liabilities, promissory note and convertible debenture.     Fair values were
assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral Property Payments and Exploration Costs

     The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

Long-lived assets impairment

     Long-term assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

     Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets retirement obligations

     The Company has adopted SFAS No 143, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at August 31, 2005, the Company does not have any asset retirement obligations.

     Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based Compensation

     The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

     The Company did not grant any stock options during the period ended August 31, 2005.

Comprehensive Income

     The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended August 31, 2005.

Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions," is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption will have no impact on the financial statements of the Company.

     In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensations." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock
Ownership Plans."   During the period ended August 31, 2005, the Company adopted
Standard No. 123R.

     In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

NOTE 3 - MINERAL PROPERTY INTEREST

     On August 30, 2005 the Company acquired a 100% interest in a mineral claim from its principal shareholder and a director of the Company, known as the "Sugarloaf Property" located near the southern boundary of the Town of Merritt in British Columbia, Canada, for consideration of $4,297 being the cost to the principal shareholder, by issuance of a promissory note. The Company expensed the entire amount.

NOTE 4 - PROMISSORY NOTE

     On August 30, 2005, the Company issued a promissory note to its principal shareholder and a director in the amount of $4,297 for the purchase of the mineral property (See Note 3). The promissory note is unsecured, non-interest bearing and due on demand.

NOTE 5 - CONVERTIBLE DEBENTURE

     On August 22, 2005, the Company issued a convertible debenture to its principal shareholder and a director in the amount of $15,000. The convertible debenture is unsecured, non-interest bearing, due December 31, 2007 and convertible at the option of the holder at a price of $0.25 per share at any time. The Company charged imputed interest at 3.0% per annum and recorded a total of $13 to the additional paid-in capital for the period ended August 31, 2005.

     The Company did not incur beneficial conversion charges because the conversion price is greater than the fair value of the equity of the Company.

NOTE 6 - PREFERRED AND COMMON STOCK

     The Company has 50,000,000 shares of preferred stock authorized and none issued.

     The Company has 100,000,000 shares of common stock authorized, of which 8,000,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

     During the period ended August 31, 2005, the Company issued 4,000,000 shares of common stock for cash of $400.

NOTE 7    INCOME TAXES

     At August 31, 2005, the Company had deferred tax assets of approximately $2,200 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2005. The significant components of the deferred tax asset at August 31, 2005 were as follows:

----------------------------------------------------
                                     AUGUST 31, 2005
----------------------------------------------------
Net operating loss carryforwards     $        2,200
Valuation allowance                          (2,200)
----------------------------------------------------
Net deferred tax assets              $            -
====================================================

     At August 31, 2005, the Company has net operating loss carryforwards of approximately $6,000, which expire in the year 2025.

NOTE 8 - RELATED PARTY TRANSACTIONS

(a) Accounts payable of $1,997 is due to a company controlled by a director of the Company for the expenses paid on behalf of the Company.

(b)     See Note 3, 4 and 5.

NOTE 9 - SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada

NOTE 10 - SUBSEQUENT EVENTS

     On November 21, 2005, the Company staked four mineral claims that are contiguous with its other mineral claim and are located near the southern boundary of the Town of Merritt in British Columbia, Canada for a total cost of $463.

     On November 30, 2005, the Company effected a 2 for 1 forward split of our issued and outstanding shares of common stock.

                                2,500,000 SHARES

                               KINGSTON MINES LTD.

                                  COMMON STOCK


                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Kingston Mines Ltd. have not changed since the date hereof.

Until _________, 2006, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

     Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     DERIVATIVE  ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     SUCCESSFUL  DEFENSE

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     AUTHORIZATION

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     ADVANCES

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     NONEXCLUSIVITY

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     INSURANCE

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "CORPORATION"  DEFINED

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     FURTHER  BYLAWS

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.


ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

-------------------------------------------------
                                         Amount
-------------------------------------------------
SEC Registration Fee                     $     21
Accounting fees and expenses               10,000
Legal fees and expenses                    10,000
Escrow agent                                2,500
Transfer and miscellaneous expenses         2,479
-------------------------------------------------
Total                                    $ 25,000
=================================================

All expenses other than the SEC registration fee are estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On July 5, 2005, we issued 3,000,000 restricted common shares to our President, Lou Hilford, in exchange for cash of $150. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The number of shares has been adjusted to reflect the 2 for 1 forward split that occurred on November 30, 2005. No general solicitation was made in connection with the offer or sale of these securities.

     On July 5, 2005, we issued 5,000,000 restricted common shares to our Vice-President, Thomas Mills, in exchange for cash of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The number of shares has been adjusted to reflect the 2 for 1 forward split that occurred on November 30, 2005. No general solicitation was made in connection with the offer or sale of these securities.

     On August 22, 2005, we issued an unsecured convertible debenture in the amount of $15,000 to our Vice-President, Thomas Mills. It does not accrue interest and is due and payable on December 31, 2007. Mr. Mills may convert the debenture into shares of our common stock at any time, at his option, at a price equal to $0.25 per share, for a total of 100,000 common shares. The convertible debenture was issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.


ITEM 27.  EXHIBITS

--------------------------------------------------------------------------------
EXHIBIT NO.   DOCUMENT
--------------------------------------------------------------------------------
3.1           Articles of Incorporation
3.2           Bylaws
5.1           Legal opinion
10.1          Transfer of Mineral Disposition
10.2          Convertible Debenture
10.3          Escrow Agreement
23.1          Consent of Accountant
23.2          Consent of Counsel (contained in Exhibit 5.1)
99.1          Specimen Subscription Agreement
99.2          Map of the Original Sugarloaf Property in British Columbia, Canada
99.3          Map of the Expanded Sugarloaf Property Showing Claim Numbers
================================================================================

ITEM 28. UNDERTAKINGS.

(a)     The undersigned small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ( 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada, on April 12, 2006.

                              KINGSTON MINES LTD.


                              /s/ Lou Hilford
                         By:  Lou Hilford
                              President, Chief Executive Officer and a director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  April 12, 2006         /s/ Lou Hilford
                         By:  Lou Hilford
                              President, Chief Executive Officer and a director

Date:  April 12, 2006         /s/ Thomas Mills
                         By:  Thomas Mills
                              Vice-President, Chief Financial Officer,
                              Principal Accounting Officer, Secretary,
                              and a director